As filed with with Securities and Exchange Commission on March 7, 2007
                                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                        PARAMETRIC TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


               Massachusetts                                04-2866152
       (State or other jurisdiction                      (I.R.S. Employer
     of incorporation or organization)                  Identification No.)

                     140 Kendrick Street, Needham, MA 02494
               (Address of Principal Executive Offices) (Zip Code)

                           2000 Equity Incentive Plan
                              (Full title of Plan)

                               Aaron C. von Staats
                Corporate Vice President, General Counsel & Clerk
                        Parametric Technology Corporation
                               140 Kendrick Street
                          Needham, Massachusetts 02494
                     (Name and address of agent for service)

                                 (781) 370-5000
          (Telephone number, including area code, of agent for service)





                         CALCULATION OF REGISTRATION FEE


                                     Proposed        Proposed
                        Amount        maximum         maximum        Amount of
Title of securities     to be      offering price    aggregate      registration
to be registered      registered     per share      offering price       fee
--------------------------------------------------------------------------------
 Common Stock,        5,000,000       $18.59(2)      $92,950,000(2)   $2853.57
$.01 par value         shares (1)



(1) This Registration Statement registers shares to be offered by us pursuant to our 2000 Equity Incentive Plan. The shares include associated stock purchase rights that currently are evidenced by certificates for shares of the Common Stock and that automatically trade with the shares.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, and based on the average of the high and low sale prices of the Common Stock as reported by the NASDAQ Global Select Market on
      March 5, 2007.

Statement Regarding Incorporation by Reference from Effective Registration Statement

Pursuant to General Instruction E to Form S-8, Parametric Technology Corporation's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on February 16, 2000 (Commission File No. 333-30516) (the "Original Registration Statement"), relating to the registration of 4,600,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), authorized for issuance under the Company's 2000 Equity Incentive Plan (the "2000 EIP"), is incorporated by reference in its entirety herein. We have filed one additional Registration Statement on Form S-8 with the Commission on May 20, 2005 relating to the registration of 5,200,000 additional shares of Common Stock (Commission File No. 333-125108) (the "Additional Registration Statement") for issuance under the 2000 EIP since the filing of the Original Registration Statement. The number of shares registered on each of the Original Registration Statement and the Additional Registration Statement have been adjusted to reflect our 2-for-5 reverse stock split effected on February 28, 2006. This Registration Statement provides for the registration of an additional 5,000,000 shares of Common Stock authorized for issuance under the 2000 EIP.

                                   Signatures

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham, Massachusetts, on the 7th day of March, 2007.


                                 PARAMETRIC TECHNOLOGY CORPORATION

                                 By:              /s/ C. Richard Harrison
                                     ------------------------------------------
                                                 C. Richard Harrison
                                        Chief Executive Officer and President

                                Power of Attorney

      We, the undersigned officers and directors of Parametric Technology Corporation, hereby severally constitute Aaron C. von Staats, Esq., and Matthew
C. Dallett, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Parametric Technology Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.

      WITNESS our hands and common seal on the date set forth below.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



          Signature                        Title                     Date

(i)  Principal Executive Officer:

     /s/ C. Richard Harrison       Chief Executive Officer,      March 7, 2007
      C. Richard Harrison           President and Director

(ii) Principal Financial and
     Accounting Officer:

    /s/ Cornelius F. Moses, III    Executive Vice President      March 7, 2007
     Cornelius F. Moses, III        & Chief Financial Officer

          Signature                       Title                      Date

 (iii)  Board of Directors:

    /s/ Noel G. Posternak          Chairman of the Board         March 7, 2007
      Noel G. Posternak             of Directors


    /s/ Robert N. Goldman          Director                      March 7, 2007
      Robert N. Goldman

    /s/ Donald K. Grierson         Director                      March 7, 2007
      Donald K. Grierson

    /s/ Oscar B. Marx, III         Director                      March 7, 2007
      Oscar B. Marx, III

    /s/ Joseph M. O'Donnell        Director                      March 7, 2007
      Joseph M. O'Donnell

    /s/ Michael E. Porter          Director                      March 7, 2007
      Michael E. Porter

                                   Exhibit Index


 Exhibit       Description
 Number


  4.1(a) Restated Articles of Organization of Parametric Technology Corporation adopted February 4, 1993 (filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 1996 (File No. 0-18059) and incorporated herein by reference).

  4.1(b) Articles of Amendment to Restated Articles of Organization adopted February 9, 1996 (filed as Exhibit 4.1(b) to our Registration Statement on Form S-8 (Registration No. 333-01297) and incorporated herein by reference).

  4.1(c) Articles of Amendment to Restated Articles of Organization adopted February 13, 1997 (filed as Exhibit 4.1(b) to our Registration Statement on Form S-8 (Registration No. 333-22169) and incorporated herein by reference).

  4.1(d) Articles of Amendment to Restated Articles of Organization adopted February 10, 2000 (filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2000 (File No. 0-18059) and incorporated herein by reference).

  4.1(e) Certificate of Vote of Directors establishing Series A Junior Participating Preferred Stock (filed as Exhibit 3.1(e) to our Annual Report on Form 10-K for the fiscal year ended
               September 30, 2000 (File No. 0-18059) and incorporated herein by reference).

 4.1(f) Articles of Amendment to Restated Articles of Organization adopted February 28, 2006 (filed as Exhibit 3.1(f) to our Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2006 (File No. 0-18059) and incorporated herein by reference).

  4.2 By-Laws, as amended and restated (filed as Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended
               September 30, 2000 (File No. 0-18059) and incorporated herein by reference).

  4.3 Rights Agreement effective as of January 5, 2001 between Parametric Technology Corporation and American Stock Transfer & Trust Company (filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (File
               No. 0-18059) and incorporated herein by reference).

  5.1 Opinion of Edwards Angell Palmer & Dodge LLP as to the legality of the securities registered hereunder, filed herewith.

23.1           Consent of Edwards Angell Palmer & Dodge LLP (included in Exhibit
               5.1).

23.2 Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm, filed herewith.

24.1           Power of Attorney (contained on the signature page hereto).